Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of Putnam Investment Grade Municipal Trust III of our report dated December 7, 2000 relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report to the Shareholders of Putnam Investment Grade Municipal Trust III, which financial statement and financial highlights are incorporated by reference into such Statement of Additional Information and to the incorporation by reference of such report into the Prospectus/Proxy Statement which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in such Statement of Additional Information and in Appendix A of the Prospectus/Proxy Statement under the heading "Representations and warranties of Trust II," item number 1, paragraph
(c) "Representations and warranties of Trust III," item number 2, paragraph (c) and under the heading "Conditions to Trust II's obligations," item number 8 paragraphs (d) and (p).


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2001